EXHIBIT 10.53

AMENDMENT NO. 1 TO HIBERNIA CORPORATION

SUPPLEMENTAL STOCK COMPENSATION PLAN

FOR KEY MANAGEMENT EMPLOYEES

        THIS AMENDMENT NO. 1 (the "Amendment") to the Hibernia Corporation Deferred Compensation Plan for Key Management Employees (the "Plan") is made as of the 22nd day of October 2002.

RECITALS

        WHEREAS, Hibernia Corporation, a Corporation organized and existing under the laws of the State of Louisiana (the “Company”) maintains the Plan, which was adopted by the Executive Compensation Committee of the Board of Directors of the Company (the “Committee”); and

        WHEREAS, under the terms of the Plan, the Committee has the authority to amend the Plan; and

        WHEREAS, the Committee adopted the following amendments to the Plan on October 22, 2002;

        NOW, THEREFORE, in consideration of the premises set forth above, and effective as of the date first above written, the Plan shall be and hereby is amended as follows:

PLAN AMENDMENTS

        1.        Paragraph 2.3 of the Plan entitled “Adjustment Date” is hereby amended by deleting the existing paragraph 2.3 and substituting the following paragraph 2.3 it its place:

2.3 Adjustment Date: The date on which a Share Unit or Dividend Unit is allocated to a Participant’s Account hereunder. There shall be a single Adjustment Date for the allocation of Share Units and Dividend Units hereunder, which date shall be designated by the Committee and shall not be earlier than April 1st nor later than June 30th of the calendar year following the last day of the year with respect to which a related allocation is made under the ESOP.

        2.        Paragraph 2.6 of the Plan entitled “Change in Control” is hereby amended by deleting the existing paragraph 2.6 and substituting the following paragraph 2.6 in its place:

2.6 Change in Control: A "Change of Control" shall be deemed to occur if:

(i)

A person, including a “group” as defined in Paragraph 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (excluding Hibernia Corporation or any of its Subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of Hibernia Corporation or any of its Subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of Hibernia Corporation in substantially the same proportion as their ownership of Hibernia Corporation), becomes the beneficial owner as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than as a result of the acquisition of shares by Hibernia Corporation or a Subsidiary of Hibernia Corporation) of shares of Hibernia Corporation having 50% or more of the then outstanding voting power of Hibernia Corporation,

(ii)

Hibernia Corporation shall have sold or disposed of all or substantially all of its assets or substantially all of the assets of its wholly-owned subsidiary, Hibernia National Bank, in one or a series of transactions to a party not a member of a controlled group (as defined in the Code or regulations thereunder) with Hibernia Corporation,

(iii)

Hibernia Corporation consummates a merger, consolidation, share exchange or similar form of corporate transaction that requires the approval of the shareholders of Hibernia Corporation, whether for such transaction or for the issuance of securities in the transaction (a “Business Combination”), unless, immediately following the Business Combination, (A) more than 50% of the total voting power of either the entity resulting from such Business Combination (the “Surviving Entity”) or, if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent”), is represented by the voting securities of Hibernia Corporation that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such voting securities were converted pursuant to the Business Combination), and such voting power among the holders thereof is in substantially the same proportions as the voting power of Hibernia Corporation’s voting securities among the holders thereof immediately prior to such Business Combination and (B) at least a majority of the members of the board of directors of the Parent (or, if there is no Parent, the Surviving Entity) were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors of Hibernia Corporation, providing for such Business Combination,

(iv)	The shareholders of Hibernia Corporation approve a plan of complete liquidation or dissolution of Hibernia Corporation, or

(v)

During any period of two consecutive calendar years, the individuals who, at the beginning of such period, constitute the Board of Directors of Hibernia Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the shareholders of Hibernia Corporation of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or persons nominated or elected by such directors (each such new director shall also be deemed to be an “Incumbent Director”).

A Change of Control shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator or determination by a regulatory agency that the Company is insolvent.

The Committee shall determine whether a Change in Control has occurred under this paragraph 2.6.

        3.        Paragraph 2.11 of the Plan entitled “Competitive Business” is hereby amended by adding to the end of paragraph 2.11 the words “or in any other location in which the Company and/or any of its affiliates are engaged in the acceptance of deposits and/or the making of loans, from time to time” so that paragraph 2.11 shall hereafter read as follows:

2.11 Competitive Business: Any incorporated or unincorporated entity that accepts deposits or makes loans from one or more offices located in the State of Louisiana or in any other location in which the Company and/or any of its affiliates are engaged in the acceptance of deposits and/or the making of loans, from time to time.

        4.        Paragraph 5.2(c) of the Plan is hereby amended by deleting the existing paragraph 5.2(c) and substituting the following paragraph 5.2(c) in its place:

c.

A Participant shall make an initial payment election upon his or her commencement of participation in this Plan (an “Initial Election”). Thereafter, such Participant shall have the right to change such election from time to time; provided, however, that any modification of an Initial Election or of a subsequent election shall be effective only if received and accepted by the Committee at least 12 months prior to the date of Participant’s Termination of Employment. Any modification of a payment election that is on file with the Committee as of the date hereof shall also be deemed effective 12 months after its receipt and acceptance by the Committee, without the requirement of additional action.

        5.        Paragraph 10.9 of the Plan entitled “Notices” is hereby amended by deleting the reference to “Thomas P. King” and by substituting in its place a reference to “Chief Financial Officer” so that paragraph 10.9 shall hereafter read as follows:

10.9 Notices. Any notices required or permitted to be given to the Committee under this Plan shall be deemed received when delivered personally or mailed, by United States mail, postage prepaid, to the following address: Hibernia Corporation, Attn: Chief Financial Officer, P.O. Box 61540, New Orleans, Louisiana 70161. Any notice required or permitted to be given to a Participant under this Plan shall be deemed received when delivered personally or mailed, by United States mail, postage prepaid, to the Participant’s address as last shown in the personnel records of the Company or its subsidiaries and affiliates.

        6.        A new paragraph 10.14 is hereby added to Article 10-General Provisions of the Plan, which paragraph 10.14 shall read as follows:

10.14 Distribution. Notwithstanding anything herein to the contrary relating to the date on which a distribution shall be made hereunder, any distribution to be made under this Plan shall be made on or as soon as administratively feasible after the designated payment date or the payment date otherwise determined in accordance with the terms and conditions of the Plan.

        7.        On and after the date hereof, each reference in the Plan to “this Plan,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Plan as amended hereby.

        IN WITNESS WHEREOF, the Committee has caused this Amendment No. 1 to be executed as of the month, day and year first above written.

HIBERNIA CORPORATION
By: /s/ J. Herbert Boydstun
Name: J. Herbert Boydstun
Title: President and CEO